SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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The Gabelli Equity Trust Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Corporate Center Rye, NY 10580-1422 t 914.921.5070 GABELLI.COM

Press Release
For Immediate Release

GABELLI FUNDS, LLC ANNOUNCES CHANGE TO VIRTUAL MEETINGS FOR
CLOSED-END FUNDS ANNUAL MEETINGS ON MAY 11, 2020

The following notice relates to the Annual Meetings of:

Bancroft Fund Ltd.	The Gabelli Equity Trust Inc.
Ellsworth Growth and Income Fund Ltd.	The Gabelli Global Utility & Income Trust
GAMCO Global Gold, Natural Resources & Income Trust	The Gabelli Go Anywhere Trust
GAMCO Natural Resources, Gold & Income Trust	The Gabelli Healthcare & WellnessRx Trust
The Gabelli Convertible & Income Securities Fund	The Gabelli Multimedia Trust Inc.
The Gabelli Dividend & Income Trust	The Gabelli Utility Trust

RYE, N.Y. – May 1, 2020 – Gabelli Funds, LLC announces that, due to the public health impact of the COVID-19 pandemic and to support the health and well-being of its Funds’ shareholders and stockholders, employees, and trustees and directors, as well as their families and communities, it will host the originally planned in-person 2020 Annual Meetings of Shareholders and Stockholders (the “Annual Meetings”) at the Westchester Country Club, as virtual meetings.

The date and the times of the Annual Meetings have not changed. Individuals will not be able to attend the Annual Meetings in person.  Shareholders of a Fund as of the close of business on March 17, 2020, the Record Date for the Annual Meetings, with a control number, will have the opportunity to participate in the vote during the virtual meeting.

As described in the previously-distributed proxy materials for the Annual Meetings (the “Proxy Materials”), shareholders and stockholders of record on Record Date will be entitled to receive notice of, and to participate in and vote at, the Annual Meetings.  To participate in the Annual Meetings, shareholders and stockholders must register in advance by submitting the required information (described below) to Broadridge Financial Solutions Inc. (“Broadridge”), the Funds’ proxy tabulator, at https://viewproxy.com/GabelliFunds/broadridgevsm/.

If shares are registered directly with a Fund in the shareholder’s or stockholder’s name, to register to participate in the Annual Meetings, the shareholder or stockholder must enter the control number found on the proxy card included in the proxy materials.  If shares are held by a broker, bank, or other nominee and the shareholder or stockholder wishes to vote at the Annual Meeting, the shareholder or stockholder must first obtain a “legal proxy” from the applicable nominee/record holder, who will then provide a newly-issued control number to be submitted when registering for the Annual Meeting.  If shares are held by a broker, bank, or other nominee and the shareholder or stockholder wishes to attend, but does not wish to vote at the Annual Meetings, the shareholder or stockholder may call (914) 921-5070 for further information to attend the Annual Meetings.  Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 8, 2020. Shareholders and stockholders will receive an email confirming their registration and providing instructions for participating in the Annual Meetings.

Shareholders and stockholders are encouraged to vote in advance of the Annual Meetings either through the internet, by telephone or, if paper copies of proxy materials were requested, by returning the completed proxy card. Any questions for the Annual Meetings can be submitted in advance when registering online or at the meeting.

Investors should consider the Funds’ investment objectives, risks, charges, and expenses carefully before investing.

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The Funds are managed by Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc. (NYSE:GBL).

About GAMCO Investors, Inc.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC). As of March 31, 2020, GAMCO Investors had $27.5 billion in assets under management.

Investor Contact

John Ball at (914) 921-7728 or jball@gabelli.com